Exhibit 99.1

VICI Properties Inc. Announces Extension of Exchange Offers

New York, NY, April 14, 2022 – VICI Properties Inc. (NYSE: VICI) (the “Company”) announced today that its wholly owned subsidiaries, VICI Properties L.P., a Delaware limited partnership (“VICI LP”), and VICI Note Co. Inc., a Delaware corporation (the “VICI Co-Issuer” and, together with VICI LP, the “VICI Issuers”), have extended the expiration date of their previously announced private offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “MGP Notes”) issued by MGM Growth Properties Operating Partnership LP (the “MGP OP”) and MGP Finance Co-Issuer, Inc. (the “MGP Co-Issuer” and, together with the MGP OP, the “MGP Issuers”) for up to an aggregate principal amount of $4.20 billion of new notes issued by the VICI Issuers (the “VICI Exchange Notes”) and related consent solicitations (the “Consent Solicitations”) on behalf of the MGP Issuers to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the MGP Notes (the “MGP Indentures”). The VICI Issuers hereby extend such expiration date from 5:00 p.m., New York City time, on April 14, 2022 to 5:00 p.m., New York City time, on April 28, 2022 (such date and time, as the same may be further extended, the “Expiration Date”).
On the early tender date of September 24, 2021, the requisite consents were received in the Consent Solicitations and supplemental indentures to the MGP Indentures were executed, eliminating substantially all restrictive covenants and certain events of default and other provisions in each of the indentures governing the MGP Notes. The Proposed Amendments effectuated by the supplemental indentures will only become operative on the settlement date of the Exchange Offers.
The Exchange Offers and the Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum, dated September 13, 2021, as amended by the press releases dated September 27, 2021, December 28, 2021, February 14, 2022 and March 31, 2022, and as amended hereby (as so amended, the “Offering Memorandum”), in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offers and the Consent Solicitations are being conducted in connection with, and are conditioned upon the completion of, the previously announced Mergers (as defined herein), which are currently expected to close in the first half of 2022, subject to customary closing conditions and regulatory approvals.
Pursuant to the Master Transaction Agreement, dated as of August 4, 2021, on or prior to the closing date under the Master Transaction Agreement, the Company will contribute its interest in VICI LP to VICI Properties OP LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“New VICI Operating Company”), which will serve as a new operating company for the Company. Following the contribution transaction, MGM Growth Properties LLC (“MGP”) will merge with and into Venus Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of VICI LP (“REIT Merger Sub”), with REIT Merger Sub surviving the merger (the “REIT Merger”). Immediately following consummation of the REIT Merger, REIT Merger Sub will distribute the interests of the general partner of the MGP OP to VICI LP and, immediately following such distribution, REIT Merger Sub will merge with and into the MGP OP, with the MGP OP surviving the merger (together with the REIT Merger, the “Mergers”).
The settlement date (the “Settlement Date”) for the Exchange Offers and the Consent Solicitations is expected to occur promptly after the Expiration Date and on or about the closing date of the Mergers. To the extent the consummation of the Mergers is not anticipated to occur on or before the then-anticipated Settlement Date, for any reason, the VICI Issuers anticipate continuing to extend the Expiration Date until such time that the Mergers may be consummated on or before the Settlement Date. The VICI Issuers will provide notice of any such extension in advance of the Expiration Date. Tenders of MGP Notes in the Exchange Offers may be withdrawn at any time prior to the Expiration Date.
Except as described in this press release, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

As of 5:00 p.m., New York City time, on April 13, 2022, the principal amounts of MGP Notes set forth in the table below had been validly tendered and not validly withdrawn:

Title of Series of MGP Notes	CUSIPs	Series of VICI Exchange Notes	Aggregate Principal Amount Outstanding	MGP Notes Tendered
				Principal Amount	Percentage
5.625% Senior Notes due 2024	55303WAA5 / 55303XAC9 / U5930AAA6	VICI 5.625% Senior Notes due 2024	$1,050,000,000	$1,022,425,000	97.37%
4.625% Senior Notes due 2025	55303XAK1 / U5930BAD8	VICI 4.625% Senior Notes due 2025	$800,000,000	$797,220,000	99.65%
4.500% Senior Notes due 2026	55303XAB1	VICI 4.500% Senior Notes due 2026	$500,000,000	$474,936,000	94.99%
5.750% Senior Notes due 2027	55303XAG0 / 55303XAJ4 / U5930BAC0	VICI 5.750% Senior Notes due 2027	$750,000,000	$728,308,000	97.11%
4.500% Senior Notes due 2028	55303XAD7 / 55303XAF2 / U5930BAB2	VICI 4.500% Senior Notes due 2028	$350,000,000	$344,280,000	98.37%
3.875% Senior Notes due 2029	55303XAL9 / U5930BAE6	VICI 3.875% Senior Notes due 2029	$750,000,000	$725,527,000	96.74%

Documents relating to the Exchange Offers and the Consent Solicitations will only be distributed to eligible holders of MGP Notes who properly complete and return an eligibility certification confirming that they are either a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or not a “U.S. person” and outside the United States under Regulation S under the Securities Act for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and the Consent Solicitations are described in the Offering Memorandum, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and the Consent Solicitations, by telephone at (800) 820-2415 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or by email at vici@dfking.com. The eligibility certification may be completed at www.dfking.com/vici or is also available by contacting D.F. King & Co., Inc. at the information above.
The VICI Exchange Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and the Consent Solicitations are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.
About VICI Properties
VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, Harrah’s Las Vegas and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 62 million square feet and features approximately 25,000 hotel rooms and more than 250 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, Penn National Gaming, Inc. and The Venetian. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward Looking Statements
This press release contains certain forward-looking statements with respect to the Exchange Offers, the Consent Solicitations and the Mergers described herein, including statements regarding the anticipated timing of such transactions. These forward-looking statements generally are identified by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the Company’s, MGM Growth Properties LLC’s (“MGP”) and each company’s respective tenants’ financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect each company’s tenants, and ultimately impacts each company’s business, financial condition, results of operations, cash flows and performance depends on future developments which cannot be predicted with confidence. Many additional factors could cause actual future events and results to differ materially from the forward-looking statements, including but not limited to: (i) the possibility that conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline, (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction, (iii) the risk that MGP’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (iv) unexpected costs or liabilities relating to the proposed transaction, (v) litigation relating to the proposed transaction that has been and may in the future be instituted against the Company or MGP or their respective directors or officers and the resulting expense or delay, (vi) the risk that disruptions caused by or relating to the proposed transaction will harm the Company’s or MGP’s business, including current plans and operations, (vii) the ability of the Company or MGP to retain and hire key personnel, (viii) potential adverse reactions by tenants or other business partners or changes to business relationships, including joint ventures, resulting from the announcement or completion of the proposed transaction, (ix) risks relating to the market value of the Company’s common stock to be issued in the proposed transaction, (x) risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (xi) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets, (xii) general economic and market developments and conditions, including low consumer confidence, inflation, increase in interest rates, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy, (xiii) restrictions during the pendency of the proposed transaction or thereafter that may impact the Company’s or MGP’s ability to pursue certain business opportunities or strategic transactions, (xiv) either company’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes, and (xv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Master Transaction Agreement relating to the proposed transaction. The foregoing list of factors is not exhaustive. Each of the foregoing could have a material adverse effect on the Company’s tenants’ ability to satisfy their obligations under their leases with the Company, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Investors are cautioned to interpret many of the risks identified in the “Risk Factors” section of these filings as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company gives no assurance that it will achieve its expectations.
Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com